                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       -----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30786), Registration Statement on Form S-4 (No. 333-73454) and in the Registration Statements on Form S-8 (Nos. 2-90239, 2-92331, 2-96361, 33-30769, 33-31496, 33-31500, 33-38579, 33-50699, 33-52291,
33-58447, 33-65179, 333-22947, 333-30459, 333-45231, 333-35836, 333-70232 and
333-33012) of Hewlett-Packard Company of our report dated January 25, 2000 relating to the consolidated financial statements of Compaq Computer Corporation for the year ended December 31, 1999, which appears in the Current Report on Form 8-K of Hewlett-Packard Company dated February 14, 2002. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule, which appears in the Current Report on Form 8-K of Hewlett-Packard Company dated February 14, 2002.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
February 12, 2002